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                            UNANIMOUS WRITTEN CONSENT
                             IN LIEU OF A MEETING OF
                            THE BOARD OF DIRECTORS OF
                      GE LIFE AND ANNUITY ASSURANCE COMPANY

The undersigned, being the duly appointed directors of GE Life and Annuity Assurance Company, a Virginia corporation (the "Company"), hereby take the following actions by unanimous written consent in lieu of a meeting pursuant to Title 13.1-685 of the Code of Virginia.

Name Change

WHEREAS, it is proposed that the Company change its name from GE Life and Annuity Assurance Company to Genworth Life and Annuity Insurance Company effective January 1, 2006, pursuant to the Articles of Amendment, in the form attached hereto as Exhibit A; and

WHEREAS, it is proposed that the Company amend and restate its By-laws effective January 1, 2006 in order to reflect its proposed name change;

NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company hereby determines that the Articles of Amendment of the Company as set forth in the form attached hereto as Exhibit A which changes the name of the Company from GE Life and Annuity Assurance Company to Genworth Life and Annuity Insurance Company, is in the best interests of the Company and is recommended as advisable to the Company's shareholder; and

FURTHER RESOLVED, that the form of the Articles of Amendment (as it may be changed in accordance with these resolutions) is hereby approved, authorized and adopted; and

FURTHER RESOLVED, that upon due approval of such Articles of Amendment by the shareholder of the Company, the President, any Vice President, the Secretary or any Assistant Secretary of the Company be, and each is authorized, empowered, and directed, for and on behalf and in the name of the Company, to execute and deliver to and file with the appropriate regulatory authorities the Articles of Amendment in substantially the form that has been presented to and reviewed by the undersigned, with such changes thereto as the officers executing the same shall, in their sole discretion, deem necessary or appropriate or advisable and in the best interests of the Company, with the execution and delivery by such officers of the Articles of Amendment with any changes thereto to be conclusive evidence that such officers deemed such changes to meet such standard; and

FURTHER RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to amend and restate the Company's By-laws effective January 1, 2006, to reflect the name change of the Company; and

FURTHER RESOLVED, that the following amendments to the By-laws of the Company be, and hereby are, adopted, effective January 1, 2006:

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        1.      The heading of the By-laws on page 1 thereof shall be amended so as to replace "GE Life and Annuity Assurance Company" with "Genworth Life and Annuity Insurance Company";

        2. Article VII, Section 2 of the By-laws shall be amended so as to replace "GE Life and Annuity Assurance Company" where it appears therein with "Genworth Life and Annuity Insurance Company";

Other than set forth in numbers 1 and 2 above, the By-laws shall be restated without further alteration or amendment unless the Board of Directors or the Company's shareholder so determines; and

FURTHER RESOLVED, that the President, any Vice President or the Secretary or Assistant Secretary of the Company be, and each hereby is, authorized to make all such arrangements and to do and perform all such acts, and to execute and deliver such certificates, documents and other instruments as he or she may deem necessary or appropriate or convenient to accomplish the name change of the Company and to fully effectuate the foregoing resolutions; and

FURTHER RESOLVED, that all actions heretofore taken by any officer of the Company in connection with the name change of the Company is hereby approved, ratified and confirmed in all respects; and

FURTHER RESOLVED, that upon receipt of all necessary state regulatory approvals, that the officers of the Company be, and they hereby are, authorized and directed to take such additional action as may be necessary or desirable to carry out the name change of the Company, including but not limited to changing the names of the Company's separate accounts that are used in connection with its variable insurance products.

Service of Process

RESOLVED, that the Company hereby authorizes its President or a Vice President and its Secretary or an Assistant Secretary under its corporate seal, to irrevocably appoint the insurance commissioners or other appropriate state official of any state in which the Company is admitted to do business or has filed an application for admission, and his successors in office, its true and lawful attorney in and for such State upon whom all lawful process in any action or legal proceeding against it in any court in said State may be served; and

FURTHER RESOLVED, that any lawful process against the Company, which is served and forwarded by said attorney by registered mail to the person last so designated by it to receive process shall be of the same legal force and validity as if served personally upon it, and shall be deemed sufficient service, and that the appointment and authority of said attorney shall continue so long as any of its liability remains outstanding in said State, and that its removal from said State, or dissolution shall not take away or impair the right to commence any such action or legal proceeding against it, in the manner herein provided upon a liability previously incurred; and

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FURTHER RESOLVED, that, as a part of its right and authority to transact business in the State, the Company will and does accept all forms, obligations and provisions of the laws of such State, now or hereafter in force, regulation and concerning companies of its kind and character; and

FURTHER RESOLVED, that effective as of the signing of these resolutions, when any lawful process against or affecting the Company is served upon said commissioner a copy of said proceedings shall be mailed to the Company in care of General Counsel, at the main administrative office of the Company as recorded in the office of said insurance commissioner at the time such process is served; and

FURTHER RESOLVED, that its President or a Vice President and its Secretary or Assistant Secretary are authorized and instructed to execute and deliver in its name and on its behalf in their discretion, a Power of Attorney and agreement in accordance with these resolutions; and

FURTHER RESOLVED, that the prior resolutions adopted by the Board of Directors on August 14, 1998, relating to process against the Company are hereby superceded and replaced by these resolutions.

Merger Authorization

WHEREAS, it is proposed that Federal Home Life Insurance Company, a Virginia insurance corporation ("FHL") merge with and into the Company pursuant to the Agreement and Plan of Merger (the "Agreement"), by and between FHL and the Company, the form of which has been attached hereto as Exhibit B;

NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company deems it advisable and in the best interest of the Company to merge FHL with and into the Company, and to recommend such merger as advisable to the Company's sole voting shareholder; and

FURTHER RESOLVED, that the Agreement (as it may be changed in accordance with these resolutions) is hereby approved, authorized and adopted in all respects; and

FURTHER RESOLVED, that upon due approval of the Agreement by the sole voting shareholder of the Company, the President, any Vice President, the Secretary or any Assistant Secretary of the Company be, and each hereby is, authorized, empowered, and directed, for and on behalf and in the name of the Company, to execute and deliver to and file with the appropriate regulatory authorities the Agreement in substantially the form that has been presented to and reviewed by the undersigned, with such changes thereto as the officers executing the same shall, in their sole discretion, deem necessary or appropriate or advisable and in the best interests of the Company, with the execution and delivery by such officers of the Agreement with any changes therein to be conclusive evidence that such officers deemed such changes to meet such standard; and

FURTHER RSOLVED, that the President, any Vice President, the Secretary or any Assistant Secretary of the Company be, and each hereby is, authorized to make all such arrangements, to seek all such regulatory approvals, and to do and perform all such acts, and to execute and

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deliver such certificates, documents and other instruments as he may deem necessary or appropriate to implement fully the transactions contemplated by the Agreement and the foregoing resolutions; and

FURTHER RESOLVED, that all such actions heretofore taken by such officers of the Company relating to the matters hereinabove mentioned, hereby are ratified, confirmed and approved in all respects; and

This consent may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be the same instrument. Any director may execute and deliver this consent by facsimile and the evidence of a signature found on such facsimile shall be deemed to be an original signature of that director.

DATED as of April 22, 2005.


-------------------------------------      -------------------------------------
Paul A. Haley                              Brian W. Haynes


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Leon E. Roday                              Robert T. Methven


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Daniel C. Munson                           Pamela S. Schutz


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Geoffrey S. Stiff                          Thomas M. Stinson

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